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                                                                      EXHIBIT 21




                              LIST OF SUBSIDIARIES






          SUBSIDIARY                               JURISDICTION OF INCORPORATION
          ----------                               -----------------------------

South Side National Bank in St. Louis                      National bank

State Bank of Jefferson County                             Missouri state bank

Bank of Ste. Genevieve                                     Missouri state bank

The Bank of St. Charles County                             Missouri state bank